SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): January 5, 2012

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2012, Wausau Paper Corp. announced that Matthew L. Urmanski will be appointed to the position of Senior Vice President—Tissue, effective March 1, 2012.  Mr. Urmanski, 39, joined the Company in 2000 and has most recently served as Vice President—Administration for the Company’s Tissue segment, where he was responsible for strategy, finance, and supply chain operations.  Prior to that, Mr. Urmanski served as the Company’s Vice President—Financial Analysis and Business Support at its corporate headquarters in Mosinee, Wisconsin, a position held by Mr. Urmanski since February 2006.

The Company also announced that, contemporaneously with Mr. Urmanski’s appointment, Michael R. Wildenberg will be appointed Senior Vice President—Tissue Strategy, and that, after assisting with leadership transition issues, Mr. Wildenberg plans to retire from the Company in July 2012.

A press release containing the Company’s announcement is attached to this report as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

Press release dated January 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  January 5, 2012

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated January 5, 2012

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

Exhibit 99.1

Press release dated January 5, 2012